EX-99.B-77Q1

Ivy Funds

Supplement dated September 12, 2012 to the

Ivy Funds Prospectus

dated July 31, 2012

The following replaces the “Portfolio Managers” section on page 74 for Ivy Cundill Global Value Fund:

Portfolio Manager

Andrew Massie, Senior Vice President, Investments, and Portfolio Manager for Mackenzie, has managed the Fund since December 2007.

The following replaces the “The Management of the Funds - Portfolio Management” section on page 185 for Ivy Cundill Global Value Fund:

Ivy Cundill Global Value Fund: Andrew Massie is primarily responsible for the day-to-day management of Ivy Cundill Global Value Fund. Mr. Massie has held his Fund responsibilities since December 2007. He is currently Senior Vice President, Investment Management, and Portfolio Manager with Mackenzie’s Cundill investment team. Mr. Massie was with the predecessor of the Cundill investment team, Cundill Investment Research Ltd., since 1998, and prior to that, Peter Cundill & Associates Ltd., Vancouver, since 1984, serving in a variety of capacities, most recently as a portfolio manager. Mr. Massie’s educational experience includes first year studies in the Business Program at Langara College, the Canadian Securities Course, Third Year Certified General Accountant (CGA) Program, and the Canadian Investment Manager Program (CIM).

Ivy Funds

Supplement dated September 12, 2012 to the

Ivy Funds Statement of Additional Information

dated July 31, 2012

The reference, and information related, to David Tiley in the table under the section entitled “Portfolio Managers – Portfolio Managers Employed by Mackenzie Financial Corporation” on page 104 is deleted in its entirety.

The reference, and information related, to David Tiley in the table under the section entitled “Portfolio Managers – Portfolio Managers Employed by Mackenzie Financial Corporation – Ownership of Securities” on page 105 is deleted in its entirety.

EX-99.B-77Q1

IVY FUNDS

SUB-ITEM 77Q1(a): Amendments to Registrant’s Charter:

Schedule A to the Agreement and Declaration of Trust of Ivy Funds, as amended June 4, 2012, was filed with the Securities and Exchange Commission by EDGAR on June 1, 2012 in Post-Effective Amendment No. 73 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

EX-99.B-77Q1

IVY FUNDS

SUB-ITEM 77Q1(e): New or Amended Registrant Investment Advisory Contracts:

Appendix A and Appendix B to the Investment Management Agreement between Ivy Funds and Ivy Investment Management Company on behalf of each series in the Trust, as amended June 4, 2012, was filed with the Securities and Exchange Commission by EDGAR on June 1, 2012 in Post-Effective Amendment No. 73 to the Registration Statement on Form N-1A, and is incorporated by reference herein.